Exhibit 23.5

RESPEC Company LLC
3824 Jet Drive
Rapid City, SD 57703

Consent of RESPEC Company LLC

In connection with the Paramount Gold Nevada Corp. Annual Report on Form 10-K, the undersigned consents to:

i.
the incorporation by reference of document titled “Technical Report Summary on the Grassy Mountain Project, Oregon, U.S.A.” (“the Grassy TRS”) in the annual report on Form 10-K for Paramount Gold Nevada Corp. for the fiscal year ended June 30, 2025 (the “Form 10-K”), and in the Registration Statements on Form S-3 (333-275376) and Form S-8 (No. 333-205024 and No. 333-262857) (the “Registration Statements”);
ii.
the use of and references to our name in connection with the Grassy TRS, Form 10-K and the Registration Statements; and
iii.
the information derived, summarized, quoted or referenced from the Grassy TRS, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

RESPEC Company LLC is responsible for authoring, and this consent pertains to, the following Sections of the Grassy TRS: 1.1, 1.5, 1.6, 1.7, 1.8, 1.9, 1.11, 1.12, 1.24.5, 2.3, 2.4, 5, 6, 7, 8, 9, 11, 22.3, 22.4, 22.6, 23.5, 25.4, and 25.5.

Dated September 25, 2025

/s/ Thomas L. Dyer

_______________________
Thomas L. Dyer

RESPEC Company LLC

DOCPROPERTY "DocID" \* MERGEFORMAT DM3\9059805.1